UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2019

GUIDED THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22179 (Commission File Number)	58-2029543 (IRS Employer Identification No.)

5835 Peachtree Corners East, Suite B Norcross, Georgia (Address of principal executive offices)		30092 (Zip Code)

Registrant’s telephone number, including area code: (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

Pursuant to the order issued on March 4, 2020 by the Securities and Exchange Commission and as ordered under Section 36 of the Exchange Act of 1934, that a registrant (as defined in Exchange Act Rule 12b-2) subject to reporting requirements of Exchange Act Section 13 (a) or 15 (d), will be exempt from filing for a period of 45 days from the due date of the filing. Provided the condition is met that the registrant is unable to meet the filing deadline due to circumstances related to COVID-19.

We rely on this order and that registrant’s annual report on Form 10-K could not be filed within the prescribed time period due to circumstances related to COVID-19.

The COVID-19 pandemic has impacted the ability of our employees and consultants to conduct in a timely manner the required audit procedures. In addition, this condition has resulted in a delay in our ability to supply our auditors with the information required for them to complete the audit for our annual report for the period ending December 31, 2019. These delays contributed to the registrant’s inability to process and review the financial information required to file the annual report and complete the audit on Form 10-K by the date required without incurring undue hardship.

The Form 10-K was due on March 30, 2020. This order provides for a 45-day extension. It is our intention to file the Form 10-K by May 14, 2020.

The coronavirus outbreak could adversely impact our business.

In December 2019, it was first reported that there had been an outbreak of a novel strain of coronavirus, SARS-CoV-2, in China. As the coronavirus continues to spread outside of China, including throughout the United States, we may experience disruptions that could severely impact our business and regulatory filings, including:

  impact to the financial markets;
  disruption in our ability to sell our product in foreign markets;
  disruption on our ability to source materials;
  disruption in our ability to manufacture our devices and disposables;
  delays or difficulties in completing our regulatory work;
  limitations on our employee resources ability to work, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people; and
  additional repercussions on our ability to operate our business.

The global outbreak of coronavirus continues to rapidly evolve. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus, the ultimate geographic spread of the coronavirus, the duration of the outbreak, travel restrictions imposed by countries we conduct our business, business closures or business disruption in the world, a reduction in time spent out of home and the actions taken throughout the world, including in our markets, to contain the coronavirus or treat its impact. The future impact of the outbreak is highly uncertain and cannot be predicted, and we cannot provide any assurance that the outbreak will not have a material adverse impact on our operations or future results or filings with regulatory health authorities. The extent of the impact to us, if any, will depend on future developments, including actions taken to contain the coronavirus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

/s/ Gene S. Cartwright, Ph.D
By: Gene S. Cartwright, Ph.D.
President and Chief Executive Officer
Date: March 30, 2020

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